UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 16, 2023

Camden National Corporation
(Exact name of registrant as specified in its charter)

Maine	01-28190		01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

Two Elm Street	Camden	Maine	04843
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	CAC	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2023, Camden National Corporation (the “Company”) announced that Simon Griffiths will join the Company as Executive Vice President & Chief Operating Officer on or around November 20, 2023 (the “Employment Date”). Effective January 1, 2024, the Company’s Board of Directors (the “Board”) has appointed Mr. Griffiths as President and Chief Executive Officer and as a member of the Board. Mr. Griffiths was also appointed, effective January 1, 2024, President and Chief Executive Officer and as a member of the Board of Directors of the Company’s wholly-owned subsidiary, Camden National Bank (the “Bank”, and such Board of Directors, the “Bank Board”).

As previously disclosed on March 29, 2023, the Board formed a temporary committee to assist in succession planning, including to identify a potential successor to Gregory A. Dufour, age 63, who joined the Company 22 years ago and has served as President and Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank since January 2009.

On August 21, 2023, the Company also announced that, as part of this leadership transition, Mr. Dufour will depart from his position as President and Chief Executive Officer and as a member of the Board and Bank Board, effective December 31, 2023 (the “Transition Date”). Mr. Dufour will continue to support the Company and Bank as an advisor through March 31, 2024, and through June 30, 2024, if mutually agreed, pursuant to the terms of a transition and retention agreement (the “Transition Agreement”) described below.

Mr. Griffiths will serve as a director with a term expiring at the annual meeting of stockholders to be held in 2024. Mr. Griffiths will serve as a member of the Capital Planning and Technology Committees of the Board effective January 1, 2024.

Mr. Griffiths, age 50, joins the Company from roles of increasing responsibility at Citizens Bank and previously worked in senior leadership roles at Santander and JPMorgan Chase. He most recently served as Executive Vice President – Head of Core Banking for Citizens Bank from January 2020 and as Executive Vice President – Head of Distribution of Citizens Bank from October 2015 to January 2020. Mr. Griffiths is a financial services veteran with more than 20 years of leadership experience, including experience in managing growth and organizational development, as well as valuable regulatory, merchandising and community relations experience.

Mr. Griffiths has no family relationship with any director or executive officer of the Company. Mr. Griffiths has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Transition Agreement with Mr. Dufour

On August 16, 2023 (the “Effective Date”), the Company and Bank entered into the Transition Agreement with Mr. Dufour. During the term of the Transition Agreement, Mr. Dufour’s annual base salary will continue at the rate then in effect, and he will continue to participate in all applicable employee retirement benefit, health and welfare benefit, fringe benefit, and incentive compensation benefit plans, programs, policies or practices provided or applicable to senior executives of the Company and Bank, with respect to his period of service as President and Chief Executive Officer, and similarly situated employees of the Company and Bank, with respect to his period of service as advisor. Mr. Dufour will also continue to be eligible to receive bonus and incentive compensation in respect of the period prior to the Transition Date in accordance with the terms of the bonus and incentive compensation plans and programs in which he participated immediately before the Effective Date.

Under the terms of the Transition Agreement, Mr. Dufour’s termination of employment in accordance with the Transition Agreement (other than by the Company or Bank for “Cause” (as defined in the Transition Agreement)) will be considered a “Retirement”, for purposes of the performance share units (“PSUs”) granted to him in 2021, 2022 and 2023. The Transition Agreement also provides, subject to Mr. Dufour’s execution and non-revocation of a release, that the Company will fully accelerate the vesting of any outstanding and unvested restricted share awards (“RSAs”) granted to Mr. Dufour on April 27, 2021, April 26, 2022 and April 25, 2023 as of the earliest to occur of March 31, 2024 and Mr. Dufour’s termination of employment (i) by the Company and Bank other than for Cause, (ii) by mutual agreement or (iii) due to Mr. Dufour’s death or total disability.

The foregoing summary of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2023.

Letter Agreement with Mr. Griffiths

On August 16, 2023, the Company and Bank entered into the Letter Agreement with Mr. Griffiths, pursuant to which Mr. Griffiths will serve as (i) Executive Vice President & Chief Operating Officer of the Company and Bank effective as of the Employment Date and continuing through the Transition Date and (ii) President & Chief Executive Officer of the Company and Bank and member of the Board and Bank Board effective as of January 1, 2024.

Pursuant to the Letter Agreement, Mr. Griffiths’ annual base salary commencing on the Employment Date will be $825,000. He will also receive (i) a sign-on cash award of $500,000; (ii) a sign-on equity award with an aggregate grant date value of $700,000, comprised of (x) a pro-rata award of PSUs and RSAs under the Company’s Third Amended and Restated Long-Term Incentive Program (the “LTIP”) in respect of the 2022 to 2024 and 2023 to 2025 performance periods (the “Pro-rata LTIP Award”), with terms and conditions, including vesting, in accordance with the LTIP and PSUs and RSAs granted to similarly situated executives and (y) a number of restricted stock units (“RSUs”) with a grant date value equal to the difference between $700,000 and the grant date value of the Pro-rata LTIP Award, which RSUs will vest in equal installments on each of the first three anniversaries of the grant date and have terms and conditions in accordance with the RSUs granted to similarly situated executives; and (iii) a relocation assistance payment, net of taxes, of $125,000. The sign-on cash award and relocation assistance are subject to repayment in the event of certain terminations of Mr. Griffiths’ employment and, in the case of relocation assistance, if he does not timely relocate.

Mr. Griffiths will be eligible to participate in the Executive Incentive Program, the LTIP, the Management Stock Purchase Program, the Defined Contribution Retirement Plan and the Executive Deferred Compensation Plan. In addition, Mr. Griffiths will be eligible to participate in the Company’s employee benefit plans covering employees of the Company on the same terms and conditions as other similarly situated executives of the Company, as described in the Letter Agreement.

Mr. Griffiths will enter into the Company’s standard Change of Control, Confidentiality and Non-Competition Agreement (the “CIC Agreement”). The CIC Agreement will provide for the payment of severance, generally in the form of a lump sum cash payment equal to three times the sum of Mr. Griffiths’ base salary plus three-year average bonus, and the continuation of certain benefits in the event Mr. Griffiths’ employment terminates, including for “good reason” and other than as a result of “disability” or for “cause” (as each are defined in the CIC Agreement), and Mr. Griffiths’ separation from service occurs within 3 months prior or 24 months after a change in control of the Company. The foregoing is a summary and is subject in all respects to the terms and conditions of the CIC Agreement.

Mr. Griffiths will also enter into the Company’s standard Confidentiality, Non-Competition and Non-Solicitation Agreement, which will provide that Mr. Griffiths must safeguard confidential information and include, among other terms, (i) a non-competition covenant and a non-solicitation of employees covenant applicable during the term of employment and for one year thereafter and (ii) a non-solicitation of customers covenant applicable during the term of employment and for two years thereafter. The foregoing is a summary and is subject in all respects to the terms and conditions of the Confidentiality, Non-Competition and Non-Solicitation Agreement.

The foregoing summary of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2023.

Item 7.01	Regulation FD Disclosure.

On August 21, 2023, the Company issued a press release announcing the senior leadership changes. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibits are filed with this Report:

Exhibit No.	Description
99.1	Camden National Corporation Press release dated August 21, 2023.
101	Cover Page Interactive Data - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - Included in Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2023

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ MICHAEL R. ARCHER
Michael R. Archer Chief Financial Officer and Principal Financial & Accounting Officer